UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2010

EMPIRE RESORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12522	13-3714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Monticello Casino and Raceway, Route 17B, P.O. Box 5013, Monticello, NY		12701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (845) 807-0001

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 17, 2010, Empire Resorts, Inc. (the “Company”) entered into a loan agreement (the “Loan Agreement”) with Kien Huat Realty III Limited (“Kien Huat”), pursuant to which Kien Huat agreed to make, and made, a loan to the Company in the principal amount of $35,000,000.00 (the “Loan”), subject to the terms and conditions set forth in the Loan Agreement and represented by a convertible promissory note (the “Note”), dated November 17, 2010.

Proceeds of the Loan, along with available cash, were used to effectuate the repurchase of the Company’s outstanding 5-1/2% Convertible Senior Existing Notes Due 2014 (the “Existing Notes”) in accordance with the terms of the settlement agreement between the Company and certain of the beneficial owners of the Existing Notes dated as of September 23, 2010 (the “Settlement Agreement”).  Pursuant to the Settlement Agreement, the Company had the right to repurchase the Existing Notes on or before November 22, 2010 for an amount equal to the sum of all outstanding principal and interest then owed on the Existing Notes plus an additional $975,000.

The Note provides that the Loan bears interest at a rate of 5% per annum, payable in cash in arrears monthly.  The maturity date of the Loan is the earlier of the consummation of the Company’s proposed rights offering and June 30, 2011 (the “Outside Date”).  In the event the proposed rights offering does not occur on or before June 30, 2011, the Company may extend the Outside Date to September 20, 2011, during which time interest shall accrue at a rate of 10% per annum.  Subject to the satisfaction of certain conditions including (1) five business days have passed after the date on which the rights issued in the proposed rights offering expire and the offering of the Company’s common stock, par value $0.01 (“Common Stock”) pursuant thereto is terminated, (2) the Company has prepaid the indebtedness in an amount equal to 100% of the aggregate amount of gross proceeds received by the Company for exercised rights pursuant to the proposed rights offering, (3) the proceeds from the proposed rights offering are insufficient to repay the Loan in full and the Company has not otherwise prepaid the Loan in full, and (4) no monetary or other material default as defined in the Loan Agreement is continuing, the remaining unpaid principal amount of the Loan will have a maturity date of a term of two years at an interest rate of 5% per annum convertible at a price equal to the exercise price of the rights issued in the proposed rights offering (period of such extension is “Extension Term”).

Subject to and upon compliance with the provisions of the Loan Agreement, Kien Huat shall have the right to convert all or any portion of the principal sum evidenced by the Note such that the unconverted portion is $1,000 or a multiple of $1.00 in excess thereof into fully paid and non-assessable shares of Common Stock at a conversion rate of initially 1,132 shares of Common Stock per $1,000 in principal amount, which represents a conversion price of approximately $0.8837 per share (“Conversion Price”) and adjusted in accordance with the Loan Agreement, by surrender of the Note, in whole or in part in the manner provided in the Loan Agreement.

If, as of any date during the Extension Term (the “Measuring Date”), the average of the Last Reported Bid Prices of Common Stock for the twenty (20) consecutive trading days as defined in the Loan Agreement, ending on the trading day prior to the Measuring Date exceeds 200% of the Conversion Price in effect on the Measuring Date, then the Company is entitled to elect that Kien Huat convert all of the principal sum evidenced by the Note into shares of the Company’s Common Stock in accordance with the terms and provisions of the Loan Agreement.  If the Company does not elect to force conversion of the Note and there have been no events of default as defined in the Loan Agreement, the Company may voluntarily prepay the Loan in whole or in part, with all interest accrued through the applicable period, absent notice from Kien Huat of its election to convert the Note.

The foregoing summary of the Note and the Loan Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the actual text of such documents, copies of which are attached hereto as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the discussion in item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The Note was issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) contained in Section 4(2) thereof.  The Notes and the shares of Common Stock issuable upon exercise thereof, have not been registered under the Securities Act, or state securities laws, and may not be offered or sold in the United States without being registered with the Securities and Exchange Commission or in reliance upon an applicable exemption from registration requirements of the Securities Act.

Information called for by this item is contained in Item 1.01 of this Current Report on Form 8-K.

Item 8.01.	Other Events.

On November 18, 2010, the Company repurchased the Existing Notes, pursuant to the terms of the Settlement Agreement (“the Settlement Agreement”).  In consideration of the repurchase of the Existing Notes, the Trustee and the Company have agreed to promptly take the necessary steps to withdraw the motions pending in that certain judicial proceeding commenced by the Company in August 2009 in the Supreme Court of New York, Sullivan County.  In connection with the repurchase of the Existing Notes, the parties to the Settlement Agreement have agreed to mutually release all claims known, unknown or suspected at closing of the Settlement Agreement that each party may have against the others, including the release of all liens that were granted in favor of the holders of the Existing Notes, and to execute and file a Stipulation of Discontinuance, with prejudice and without costs to any party, with respect to such judicial proceeding.

On November 19, 2010, the Company issued a press release regarding the Loan Agreement, the full text of such release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Convertible Promissory Note issued on November 17, 2010 by Empire Resorts, Inc. in favor of Kien Huat Realty III Limited.

4.2	Loan Agreement dated as of November 17, 2010 between Empire Resorts, Inc. and Kien Huat Realty III Limited.

99.1	Press Release issued by the Company on November 19, 2010.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE RESORTS, INC.

Dated: November 19, 2010	By:	/s/ Joseph A. D’Amato
Name: Joseph A. D’Amato
Title: Chief Executive Officer